                                                                    Exhibit 21.1


                           AMF BOWLING WORLDWIDE, INC.

                             Subsidiary Corporations


Entity                                                         Jurisdiction of Origin
------                                                         ----------------------


AMF Bowling Holdings Inc.                                          Delaware
AMF Bowling Centers Holdings Inc.                                  Delaware
AMF Bowling Products, Inc.                                         Virginia
AMF Bowling Products International B.V.                            Netherlands
AMF Bowling India Private Ltd.                                     India
AMF Bowling Poland Sp.zo.o.                                        Poland
AMF Worldwide Bowling Centers Holdings Inc.                        Delaware
AMF Bowling Centers, Inc.                                          Virginia
AMF Beverage Company of Oregon, Inc.                               Oregon
AMF Beverage Company of W. VA., Inc.                               West Virginia
Bush River Corporation                                             South Carolina
King Louie Lenexa, Inc.                                            Kansas
300, Inc.                                                          Texas
American Recreation Centers, Inc.                                  California
Michael Jordan Golf Company, Inc.                                  Delaware
MJG-O'Hare, Inc.                                                   Delaware
AMF Bowling Centers (Aust) International, Inc.                     Virginia
AMF Catering Services Pty. Ltd.                                    New South Wales
AMF Bowling Centers (Hong Kong) International Inc.                 Virginia
AMF Bowling Centers International Inc.                             Virginia
AMF BCO-UK One, Inc.                                               Virginia
AMF BCO-UK Two, Inc.                                               Virginia
AMF BCO-France One, Inc.                                           Virginia
AMF BCO-France Two, Inc.                                           Virginia
AMF Bowling Centers Spain Inc.                                     Delaware
AMF Bowling Mexico Holding, Inc.                                   Delaware
Boliches AMF, Inc.                                                 Virginia
Boliches AMF y Compania                                            Mexico
Operadora Mexicana de Boliches, S.A.                               Mexico
Promotora de Boliches, S.A. de C.V.                                Mexico
Inmuebles Obispado, S.A.                                           Mexico
Inmuebles Minerva, S.A.                                            Mexico
Boliches Mexicanos, S.A.                                           Mexico
AMF International BCO Holdings B.V.                                Netherlands
Hong Leong-AMF Leisure Holdings Pte. Ltd.                          Singapore
AMF Bowling LTDA                                                   Brazil
AMF Bowling Brasil S.A.                                            Brazil

Madeira Bowling Investments SGPS Sociedade Unipessol, LTDA         Portugal
AMF Playcenter S.A.                                                Argentina
AMF Bowling                                                        United Kingdom
Gravesend Bowling Limited                                          United Kingdom
Channel Holdings Limited                                           Guernsey
Pentagon Bowling Plc.                                              United Kingdom
AMF Bowling Products, LLC                                          Russia
AMF Bowling France SNC                                             France
AMF Bowling de Paris SNC                                           France
Societe Anonyme du Bowling de Montparnasse                         France
AMF Bowling de Lyon La Part Dieu SNC                               France
AMF Bowling Products UK Limited                                    United Kingdom

                                       -2-